A special meeting of the fund's shareholders was held on January 16, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,090,434,692.86	91.516
Against	146,554,410.51	4.340
Abstain	139,940,744.47	4.144
TOTAL	3,376,929,847.84	100.000
Broker Non-Votes	28,735,950.90
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,052,072,007.50	90.380
Against	180,433,579.87	5.343
Abstain	144,424,260.47	4.277
TOTAL	3,376,929,847.84	100.000
Broker Non-Votes	28,735,950.90
PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.*
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	3,314,752,449.80	97.331
Withheld	90,913,348.94	2.669
TOTAL	3,405,665,798.74	100.000
Ralph F. Cox
Affirmative	3,312,407,329.82	97.262
Withheld	93,258,468.92	2.738
TOTAL	3,405,665,798.74	100.000
	# of Votes Cast	% of Votes Cast
Phyllis Burke Davis
Affirmative	3,307,742,882.88	97.125
Withheld	97,922,915.86	2.875
TOTAL	3,405,665,798.74	100.000
Robert M. Gates
Affirmative	3,313,151,357.55	97.284
Withheld	92,514,441.19	2.716
TOTAL	3,405,665,798.74	100.000
Abigail P. Johnson
Affirmative	3,312,419,383.30	97.262
Withheld	93,246,415.44	2.738
TOTAL	3,405,665,798.74	100.000
Edward C. Johnson 3d
Affirmative	3,313,865,708.37	97.304
Withheld	91,800,090.37	2.696
TOTAL	3,405,665,798.74	100.000
Donald J. Kirk
Affirmative	3,314,788,432.26	97.332
Withheld	90,877,366.48	2.668
TOTAL	3,405,665,798.74	100.000
Marie L. Knowles
Affirmative	3,315,457,489.29	97.351
Withheld	90,208,309.45	2.649
TOTAL	3,405,665,798.74	100.000
Ned C. Lautenbach
Affirmative	3,310,768,692.66	97.214
Withheld	94,897,106.08	2.786
TOTAL	3,405,665,798.74	100.000
Peter S. Lynch
Affirmative	3,314,978,543.56	97.337
Withheld	90,687,255.18	2.663
TOTAL	3,405,665,798.74	100.000
	# of Votes Cast	% of Votes Cast
Marvin L. Mann
Affirmative	3,313,592,730.62	97.296
Withheld	92,073,068.12	2.704
TOTAL	3,405,665,798.74	100.000
William O. McCoy
Affirmative	3,313,316,651.75	97.288
Withheld	92,349,146.99	2.712
TOTAL	3,405,665,798.74	100.000
William S. Stavropoulos
Affirmative	3,311,345,971.18	97.231
Withheld	94,319,827.56	2.769
TOTAL	3,405,665,798.74	100.000
PROPOSAL 4
To amend each fund's fundamental investment limitation concerning underwriting.
Massachusetts Municipal Money Market
	# of Votes Cast	% of Votes Cast
Affirmative	1,470,046,754.57	90.272
Against	73,062,802.14	4.487
Abstain	85,353,452.62	5.241
TOTAL	1,628,463,009.33	100.000
Broker Non-Votes	13,163,625.00
Spartan Massachusetts Municipal Money Market
	# of Votes Cast	% of Votes Cast
Affirmative	528,324,774.84	92.231
Against	30,944,198.59	5.402
Abstain	13,558,638.84	2.367
TOTAL	572,827,612.27	100.000
Broker Non-Votes	5.00
Spartan Massachusetts Municipal Income
	# of Votes Cast	% of Votes Cast
Affirmative	1,048,478,822.92	89.184
Against	60,854,096.01	5.176
Abstain	66,306,307.32	5.640
TOTAL	1,175,639,226.25	100.000
Broker Non-Votes	15,572,320.90
PROPOSAL 5
To amend each fund's fundamental investment limitation concerning lending.
Massachusetts Municipal Money Market
	# of Votes Cast	% of Votes Cast
Affirmative	1,464,980,593.60	89.961
Against	77,061,580.71	4.732
Abstain	86,420,835.02	5.307
TOTAL	1,628,463,009.33	100.000
Broker Non-Votes	13,163,625.00
Spartan Massachusetts Municipal Money Market
	# of Votes Cast	% of Votes Cast
Affirmative	528,412,439.06	92.246
Against	30,892,199.55	5.393
Abstain	13,522,973.66	2.361
TOTAL	572,827,612.27	100.000
Broker Non-Votes	5.00
Spartan Massachusetts Municipal Income
	# of Votes Cast	% of Votes Cast
Affirmative	1,047,494,418.90	89.100
Against	61,979,900.03	5.272
Abstain	66,164,907.32	5.628
TOTAL	1,175,639,226.25	100.000
Broker Non-Votes	15,572,320.90

*Denotes trust-wide proposals and voting results.